Exhibit 99

Name: MHR Advisors LLC

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol: Emisphere Technologies, Inc. (EMIS)

Date of Event
  Requiring Statement:  01/30/2006

Signature:  MHR Advisors LLC

            By: /s/ Hal Goldstein
                ------------------
            Name: Hal Goldstein
            Title: Vice President

                                                             Exhibit 99, cont'd

Name: MHR Capital Partners (500) LP

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol: Emisphere Technologies, Inc. (EMIS)

Date of Event
  Requiring Statement:  01/30/2006

Signature:  MHR Capital Partners (500) LP

            By: MHR Advisors LLC,
                as General Partner

            By: /s/ Hal Goldstein
                ------------------
                Name: Hal Goldstein
                Title: Vice President